UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

VOLCOM, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2009

Dear Fellow Stockholder:

We cordially invite you to attend Volcom’s 2009 Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific time, on May 5, 2009, at the Volcom Roadhouse, 1660 Placentia Avenue, Costa Mesa, California 92627. We recommend carpooling as a way to reduce your environmental impact and to minimize parking congestion; on-site parking is limited.

At this year’s annual meeting, stockholders will be asked to elect seven directors, re-approve the Amended and Restated 2005 Incentive Plan and ratify the appointment of Deloitte & Touche LLP to serve as Volcom’s independent registered public accounting firm for the year ending December 31, 2009. In addition, stockholders will transact any other business that may properly come before the meeting.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to vote promptly. If you have received a paper copy of the proxy statement and proxy card, you may vote by completing and mailing the proxy card enclosed with the proxy statement. If your shares are held in “street name,” which means shares held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials or proxy statement and voting instruction form used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy will ensure your shares are represented at the annual meeting.

I look forward to seeing you on May 5.

Sincerely,

Richard R. Woolcott

Chairman and Chief Executive Officer

VOLCOM, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 5, 2009

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders of Volcom, Inc. will be held at 10:00 a.m. Pacific time, on May 5, 2009, at the Volcom Roadhouse, 1660 Placentia Avenue, Costa Mesa, California, 92627, for the following purposes:

1. To elect seven directors to the Board of Directors of Volcom for the ensuing year or until the election and qualification of their respective successors. The nominees for election to the Board are Richard R. Woolcott, René R. Woolcott, Douglas S. Ingram, Anthony M. Palma, Joseph B. Tyson, Carl W. Womack and Kevin G. Wulff;

2. To re-approve the Amended and Restated 2005 Incentive Award Plan (the “2005 Plan”) so that awards granted under the 2005 Plan will continue to be eligible for treatment as “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code;

3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting.

Only stockholders of record of shares of our common stock at the close of business on March 9, 2009, the record date, will be entitled to notice of, and to vote at, the 2009 annual meeting and any postponement or adjournment thereof.

We invite all stockholders to attend the annual meeting. Whether or not you plan on attending the 2009 annual meeting, we encourage you to submit your proxy as soon as possible using one of the following convenient methods, which may vary based on whether you hold your shares in street name through a broker, or directly as the record holder: (i) by accessing the Internet site described in these voting materials or voting instruction form provided to you; (ii) by calling the toll-free numbers; or (iii) by signing, dating and returning any proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation. For information regarding voting in person at the annual meeting, please see “How do I vote?” on page 2 of the proxy statement.

For admission to the annual meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of Volcom stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership as of the record date.

By Order of the board of directors,

Costa Mesa, California March 24, 2009	Douglas P. Collier Executive Vice President, Chief Financial Officer, Secretary and Treasurer

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ OUR PROXY STATEMENT CAREFULLY, AND SUBMIT YOUR VOTE AS PROMPTLY AS POSSIBLE FOLLOWING THE INSTRUCTIONS PROVIDED IN THE PROXY STATEMENT OR NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

Volcom ®, ® (The Stone Design mark), Volcom Entertainment ®, Veeco Productions ®, Amphibulator™, Volcom Creedlers ®, Let The Kids Ride Free™, Moclov™, Modulator™, V.co-Operative™, V.Co-Logical ®, Youth Against Establishment ®, Volcom Highwear ®, Peanut Butter & Rail Jam™, Push More, Drive Less™, STONEYOUR.TV™, The Proving Grounds™, Totally Crustaceous Surf Tour™, Wild in the Parks™ and Zip-Tech™ are trademarks of Volcom, Inc. This proxy statement may also contain trademarks, trade names and service marks of others.

**This	proxy statement was printed on recycled paper.

1740 Monrovia Avenue

Costa Mesa, California 92627

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

May 5, 2009

PROXY STATEMENT

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of the board of directors of Volcom, Inc., or Volcom, we, us or our, for use at our Annual Meeting of Stockholders to be held at the Volcom Roadhouse, 1660 Placentia Avenue, Costa Mesa, California, 92627, on May 5, 2009 at 10:00 a.m. Pacific time, and at any and all continuation, adjournments or postponements thereof. Directions to attend the meeting can be found on our Internet website, www.volcom.com/2009annualmeeting.

Pursuant to rules recently adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this proxy statement available on the Internet and to mail the Notice, or to mail the Proxy Statement and proxy card, as applicable, on or about March 24, 2009 to all stockholders entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Stockholder Meeting to be Held on May 5, 2009:

This proxy statement and our 2008 annual report to stockholders are available on our website address at www.volcom.com/2009annualmeeting. This website contains the following documents: the notice of annual meeting, this proxy statement, a sample proxy card and the 2008 annual report to stockholders. You are encouraged to access and review all of the information contained in the proxy materials before voting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

You are being asked to (i) approve the appointment of seven directors, to serve for the ensuing year and until their respective successors are duly elected and qualified, (ii) re-approve the Amended and Restated 2005 Incentive Award Plan (the “2005 Plan”) and (iii) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009. These matters and other information are described in more detail in this proxy statement.

Who is entitled to vote?

Only holders of record of the 24,374,362 shares of Volcom’s common stock outstanding at the close of business on the record date, March 9, 2009, will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. On each matter to be considered at the annual meeting, each stockholder will be entitled to cast one vote for each share of our common stock held of record by such stockholder on March 9, 2009.

In accordance with Delaware law, a list of stockholders entitled to vote at the annual meeting will be available at the annual meeting, and for 10 days prior to the annual meeting at Volcom, Inc., 1740 Monrovia Avenue, Costa Mesa, California 92627, Monday through Friday between the hours of 9 a.m. and 4 p.m. Pacific time.

How many votes do I have?

Holders of our common stock will vote at the annual meeting as a single class on all matters, with each holder of a share of our common stock entitled to one vote per share held.

What is a quorum and what vote is required for each item?

In order to constitute a quorum for the conduct of business at the annual meeting, a majority of the outstanding shares of our common stock entitled to vote at the annual meeting must be present or represented at the annual meeting. Pursuant to Delaware law, directors are elected by a plurality vote.

With regard to Proposal 1 (the election of directors), votes may be cast in favor of or withheld from each nominee. The seven nominees securing the most “in favor” votes are elected. We do not expect any broker non-votes, as brokers have discretionary authority to vote for all directors.

The other matters submitted for stockholder approval at the annual meeting (Proposal 2 regarding re-approval of the 2005 Plan and Proposal 3 regarding ratification of our independent registered public accounting firm) will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on each such proposal. Abstentions may be specified for these proposals and will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted and will also be counted as a vote against such proposal for purposes of determining whether stockholder approval of that proposal has been obtained. Shares that are not voted by a broker who is the record holder of the shares because the broker is not instructed to vote and does not have discretionary authority to vote (i.e., broker non-votes) and shares that are not voted in other circumstances in which proxy authority is defective or has been withheld, will be counted for purposes of establishing a quorum. Broker non-votes and other non-voted shares will not be deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and thus will have no effect on the outcome of such matter. Brokers do not have discretionary authority to vote on Proposal 2. Broker non-votes, however, will not have any effect on Proposal 2, as they represent shares not entitled to vote on such proposal.

We do not expect any broker non-votes for Proposal 3, as brokers have discretionary authority to vote for ratification of our independent registered public accounting firm.

If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

How do I vote?

You may vote by attending the annual meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you. If you hold your shares of common stock in street name you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you bring to the annual meeting a legal proxy from the record holder of the shares (your broker or other nominee) authorizing you to vote at the annual meeting.

What if I receive more than one proxy card or Notice?

If you receive more than one proxy card or Notice it means your shares are held in multiple accounts or registered in different names or addresses. To ensure that all of your shares are voted, please be sure to complete, sign, date and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice you receive.

Who will count the votes and how will my votes be counted?

All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If the enclosed proxy card or Notice is properly submitted, your shares will be voted at the annual meeting in accordance with your instructions. If you do not specify how your shares are to be voted, the proxy holder will vote your shares:

•	FOR the election of each of the seven nominees for election to the board of directors listed in the proxy;

•	FOR re-approval of the Amended and Restated 2005 Incentive Award Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending December 31, 2009.

Can I change my vote after I have voted?

Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by a stockholder of record by delivering a written notice of revocation to our Corporate Secretary, by presenting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the annual meeting and voting in person by the person who executed the proxy. Attendance at the annual meeting will not, by itself, revoke a proxy. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to our Corporate Secretary at Volcom, Inc., 1740 Monrovia Avenue, Costa Mesa, California 92627.

If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other record holder. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a proxy, issued in your name from the record holder (your broker or other nominee).

How and when may I submit a stockholder proposal for the 2010 annual meeting of Stockholders?

In the event that a stockholder desires to have a proposal considered for presentation at the 2010 annual meeting of stockholders, and included in our proxy statement and form of proxy card used in connection with such meeting, the proposal must be forwarded, in writing, to our Corporate Secretary so that it is received no later than November 24, 2010. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

If a stockholder, rather than including a proposal in the proxy statement as discussed above, commences his or her own proxy solicitation for the 2010 annual meeting of stockholders or seeks to propose business for consideration at that meeting, we must receive notice of such proposal not less than 90 nor more than 120 days prior to the meeting. If the notice is received earlier than the close of business on January 5, 2010 or after the close of business on February 4, 2010, it will be considered untimely pursuant to the advance notice provisions of our Bylaws and Rule 14a-4(c)(1) promulgated under the Exchange Act, and the proxy holders designated by Volcom will have discretionary voting authority under proxies solicited for the 2010 annual meeting of stockholders with respect to such proposal, if properly presented at the meeting.

Please address any stockholder proposals or notices of proposals to our Corporate Secretary at Volcom, Inc., 1740 Monrovia Avenue, Costa Mesa, California 92627.

Who will bear the cost of soliciting proxies?

Volcom will bear the entire cost of the solicitation of proxies for the annual meeting, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy card and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by personal contact, telephone, facsimile, email or any other means by directors, officers or employees of Volcom. No additional compensation will be paid to those individuals for any such services.

This proxy statement is being mailed to our stockholders on or about March 24, 2009.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our stockholders are being asked to elect seven directors for the ensuing year or until the election and qualification of their respective successors. Directors are elected at each annual meeting of stockholders and hold office until their successors are duly elected and qualified at the next annual meeting of stockholders. Our bylaws provide that our board of directors shall consist of between two and nine members, with the exact number of directors to be determined by resolution of the board of directors. Pursuant to a resolution adopted by our board of directors, the authorized number of members of the board of directors has been set at seven.

Based upon the recommendation of the Nominating and Corporate Governance Committee, the following persons have been nominated for re-election to the board of directors at this 2009 annual meeting of stockholders. The following biographies set forth information as of March 9, 2009 (the record date) concerning the nominees for directors.

Name, Age, Principal Occupation or Position

and Directorships of Other Publicly Owned Companies

Richard R. Woolcott, 43, founded Volcom in 1991 and has served as Chairman since June 2008 and Chief Executive Officer since our inception. Mr. Woolcott also served as our Chairman from inception until July 2000 and as President from inception until June 2008. From 1989 until 1991, he worked in the marketing and promotions department of Quiksilver, Inc., a New York Stock Exchange, or NYSE, listed action sports company. From 1981 to 1989, he was a sponsored athlete for Quiksilver. Mr. Woolcott was inducted into the National Scholastic Surfing Association Hall of Fame in 2004 and was named the Surf Industry Manufacturers Association Individual Achiever of the Year in 2003. Mr. Woolcott was a member of the National Scholastic Surfing Association National Team from 1982 through 1985 and was selected as a member of the United States Surfing Team in 1984. He earned a B.S. in Business Administration from Pepperdine University.

Douglas S. Ingram, 46, has served on our board of directors since June 2005. Mr. Ingram has served as our Lead Independent Director since June 2008. Mr. Ingram has been the Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of Allergan, Inc., a NYSE-listed specialty pharmaceutical company, since October 2006. Prior to that, Mr. Ingram served as Executive Vice President, General Counsel, Secretary and Chief Ethics Officer of Allergan, Inc. Prior to that, Mr. Ingram served as Allergan’s Corporate Vice President, General Counsel, Secretary and Chief Ethics Officer since July 2001. Prior to that, he was Allergan’s Senior Vice President and General Counsel since January 2001, and Assistant Secretary since November 1998. Prior to that, Mr. Ingram was Allergan’s Associate General Counsel from August 1998, Assistant General Counsel from January 1998 and Senior Attorney and Chief Litigation Counsel from March 1996. Prior to joining Allergan, Mr. Ingram was, from August 1988 to March 1996, an attorney with the law firm of Gibson, Dunn & Crutcher. Mr. Ingram received a B.S. from Arizona State University and a law degree from the University of Arizona.

Anthony M. Palma, 47, has served on our board of directors since June 2005. Mr. Palma served as President and Chief Executive Officer of Easton-Bell Sports, a privately held manufacturer, marketer and distributor of sports equipment, from April 2006 to March 2008. Prior to that, Mr. Palma served as the President and Chief Executive Officer of Easton Sports, Inc., since July 1995. Prior to that, Mr. Palma served as Chief Financial Officer of Easton Sports, Inc. since 1993. Prior to joining Easton in 1993, Mr. Palma was with KPMG Peat Marwick from 1985 to 1993. Mr. Palma earned a B.S. in Business Administration and Accounting from California State University, Northridge.

Joseph B. Tyson, 47, has served on our board of directors since June 2005. From October 2006 until August 2007, Mr. Tyson was the Chief Operating Officer of The Picerne Group, a privately-funded international investment firm. Prior to joining The Picerne Group, Mr. Tyson served as the Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Pan Pacific Retail Properties, Inc., an NYSE-listed real estate investment trust, since October 1999, until its sale to Kimco Realty in October 2006. Prior to that, Mr. Tyson was Chief Financial Officer of The Allen Group, a San Diego-based real estate company, from 1998 until 1999. Prior to 1998, Mr. Tyson was with Heitman Financial Ltd. for 11 years serving in various capacities including Senior Vice President and as a member of the firm’s Executive Committee. Mr. Tyson became licensed as a Certified Public Accountant during his tenure with PricewaterhouseCoopers from 1984 to 1987 in New York.

Carl W. Womack, 57, has served on our board of directors since June 2005. Mr. Womack served as the Senior Vice President and Chief Financial Officer of Pacific Sunwear of California, Inc., a NASDAQ-listed apparel retailer, from 1994 until his retirement in October 2004. He served as Vice President of Finance and Chief Financial Officer of Pacific Sunwear from May 1986 to September 1994. He served as Secretary of Pacific Sunwear from November 1992 to October 2004. Prior to joining Pacific Sunwear, Mr. Womack served in several positions in public and private accounting. Mr. Womack earned a B.S. in Business Administration and Accounting from California State University, Northridge.

René R. Woolcott, 77, has served on our board of directors since our inception in 1991 and served as our Chairman from July 2000 to June 2008. From 1985 to the present, Mr. Woolcott has served as Chairman and President of Clarendon House Advisors, Ltd., a privately owned investment company. From 1976 to 1985, he was Chairman and Chief Executive Officer of Aronson Woolcott & Co., member of the New York Stock Exchange specializing in institutional equity research. From 1973 to 1976, he was President and Chief Executive Officer of Diebold Venture Capital. From 1965 to 1973, he acquired control of Pacific Clay Products, a manufacturer of industrial clay building products, and created its parent, Pacific Holding Corp., where he was Chairman and Chief Executive Officer. Mr. Woolcott holds a B.S. summa cum laude from New York University and an M.B.A. from Harvard University. Our Chairman and Chief Executive Officer, Richard Woolcott, is the son of René Woolcott.

Kevin G. Wulff, 57, has served on our board of directors since June 2005. Mr. Wulff has been the President and Chief Executive Officer of Pony International, LLC since March 2007. Prior to that, he was the President and Chief Executive Officer of American Sporting Goods from March 2005 through February 2007. Prior to that, Mr. Wulff served as Vice President, Business Development and Sports Marketing for Adidas America from 2003 to January 2005. From October 2001 to March 2003, Mr. Wulff served as Chairman and Chief Executive Officer of the Women’s Tennis Association. From June 2000 to October 2001, he served as Senior Vice President/ General Manager — Emerging Business and Subsidiaries for Nike, Inc. From 1998 to June 2000, Mr. Wulff served as Senior Vice President/General Manager — USA for Nike, Inc. From 1997 to 1998, he served as Vice President/General Manager — Americas for Nike, Inc. He served as the President of Nike Canada from 1994 to 1997 and General Manager of Nike, Inc. from 1993 to 1994. Prior to joining Nike, Inc. in 1993, he served in various capacities with Miller Brewing Company from 1987 to 1993. Mr. Wulff holds a B.S. in Social Science, Business and Physical Education from the University of Northern Iowa.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL SEVEN NOMINEES NAMED ABOVE. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the seven nominees named above as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our board of directors. As of the date of this proxy statement, the board of directors is not aware of any nominee who is unable or will decline to serve as a director.

PROPOSAL TWO:

RE-APPROVAL OF THE VOLCOM, INC.

AMENDED AND RESTATED 2005 INCENTIVE AWARD PLAN

Our stockholders are being asked to re-approve the Volcom, Inc. Amended and Restated 2005 Incentive Award Plan, or the 2005 Plan. The 2005 Plan originally was approved by our board of directors and our stockholders in June 2005 and was amended and restated in February 2007, although stockholder approval was not required or obtained for the restatement. Section 162(m) of the Internal Revenue Code of 1986, as amended, requires that certain executive compensation plans be re-approved by the stockholders from time to time in order for future compensatory awards under such plans to be eligible for treatment as “qualified performance-based compensation” for purposes of Section 162(m). Although we have not historically granted awards under the 2005 Plan, we may do so in the future and therefore we believe that it is prudent to preserve the ability to grant future awards under the 2005 Plan which will be eligible for treatment as “qualified performance-based compensation” for purposes of Section 162(m) and, accordingly, be eligible for deductibility by the Company. Accordingly, we are asking our stockholders to re-approve the 2005 Plan. If the 2005 Plan is not re-approved by our stockholders, future awards granted under the 2005 Plan to our executive officers may not be eligible for treatment as “qualified performance-based compensation” and, accordingly, such awards may be subject to the deduction disallowance rules of Section 162(m). However, even if the 2005 Plan is not re-approved, we will retain the ability to grant stock options and other service-based awards under the 2005 Plan to our executive officers, and may grant discretionary bonuses and other types of compensation outside of the 2005 Plan, which may or may not be tax deductible.

The principal features of the 2005 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2005 Plan itself which is attached to this proxy statement as Appendix A. We encourage you to read the 2005 Plan carefully.

Volcom, Inc. Amended and Restated 2005 Incentive Award Plan

General. The principal purpose of the 2005 Plan is to promote our success and enhance our value by linking the personal interests of our directors, employees and consultants to those of our stockholders. The 2005 Plan is further intended to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. The 2005 Plan provides for a variety of such awards, including non-qualified stock options, incentive stock options (within the meaning of Internal Revenue Code Section 422), stock appreciation right awards, restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalent awards, performance share awards, performance stock unit awards, performance bonus awards, stock payment awards, performance-based awards and other stock-based awards.

Share Reserve. As of March 1, 2009, a total of 3,593,142 shares of our common stock have been reserved for issuance under the 2005 Plan, which may be used for any of the types of awards permitted under the 2005 Plan.

The number of shares of common stock reserved for issuance under our 2005 Plan will automatically increase on the first trading day in January of each calendar year by an amount equal to 2% of the total number of shares of common stock outstanding on the last trading day in December of the preceding calendar year, but in no event will any such annual increase exceed 750,000 shares. In addition, no participant in our 2005 Plan may be granted awards for more than 500,000 shares of common stock during any rolling three-year period (measured from the date of any grant). Certain employees — those whose compensation in the year of grant is, or in a future year may be, subject to the limitation on deductibility under Section 162(m) — may not receive performance awards payable in the form of a cash bonus in excess of $1.0 million with respect to any calendar year.

The following counting provisions are in effect for the share reserve under the 2005 Plan:

•	to the extent that an award terminates, expires or lapses for any reason, any shares subject to the award at such time will be available for future grants under the 2005 Plan;

•

to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2005 Plan, such tendered or withheld shares will be available for future grants under the 2005 Plan;

•

to the extent any shares of restricted stock are surrendered by a participant, or to the extent we repurchase any shares of restricted stock pursuant to the terms of the 2005 Plan, such shares will be available for future grants under the 2005 Plan; and

•

to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2005 Plan.

For purposes of the 2005 Plan, the fair market value of a share of our common stock as of any given date generally will be the closing sales price for a share of common stock on the stock exchange or national market system on which the common stock is listed on such date or, if there is no closing sales price for the common stock on the date in question, the closing sales price for a share of common stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal. The closing sales price for a share of our common stock on the NASDAQ Global Select Market on March 9, 2009 was $6.63, as reported in The Wall Street Journal.

Administration. Our board of directors administers the 2005 Plan with respect to awards to non-employee directors, and the Compensation Committee of the board administers the 2005 Plan with respect to all other awards. The Compensation Committee of the board, or another committee or subcommittee appointed by the board to serve as administrator of the 2005 Plan, is expected to consist solely of two or more directors, each of whom is intended to qualify as a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an “outside director” for purposes of Section 162(m). The administrator has the power to interpret the 2005 Plan and to adopt such rules for the administration, interpretation and application of the 2005 Plan according to its terms. To the extent permitted by applicable law and applicable listing standards, our board of directors or the committee may also delegate to one or more members of our board of directors or one or more of our officers the power, among other things, to designate which of our non-officer employees shall receive stock awards, and the number of shares of our common stock that will be subject to each award, subject to a maximum aggregate number of shares specified by our board of directors or the committee at the time the delegation to the director(s) or officer(s) is made.

Eligibility. Our employees and consultants (and the employees and consultants of our majority-owned subsidiaries) and our directors are eligible to receive awards under the 2005 Plan. As of March 9, 2009, there were approximately 550 eligible employees and consultants, and we currently have seven directors, five of whom are non-employee directors. No employee, director or consultant is entitled to participate in the 2005 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or service.

Awards Under the 2005 Plan. The 2005 Plan provides that the administrator may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments or any combination thereof. Each award will be evidenced by a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Non-Qualified Stock Options. Non-qualified stock options will provide for the right to purchase shares of our common stock at a specified price that is not less than the fair market value on the date of grant, and usually will become exercisable (as determined by the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals. Non-qualified stock options may be granted for any term specified by the administrator, but the term may not exceed ten years.

Incentive Stock Options. Incentive stock options will be designed to comply with the applicable provisions of Internal Revenue Code Section 422 and will be subject to certain restrictions contained in the Code. Among such restrictions, incentive stock options must have an exercise price that is not less than the fair market value of a share of common stock on the date of grant, may only be granted to our and our subsidiaries’ employees and may not be exercisable after a period of ten years measured from the date of grant. However, if subsequently modified, incentive stock options may cease to qualify for treatment as incentive stock options and may be treated as non-qualified stock options. The total fair market value of shares (determined as of the respective date or dates of grant) for which one or more options granted to any employee (including all options granted under the 2005 Plan and all of our and our subsidiaries’ other option plans) may for the first time become exercisable as incentive stock options during any one calendar year may not exceed $100,000. To the extent this limit is exceeded, the options granted will be non-qualified stock options. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our stock or the stock of one of our subsidiary corporations, the 2005 Plan provides that the exercise price of an incentive stock option must be at least 110% of the fair market value of a share of common stock on the date of grant and the incentive stock option may not be exercisable after a period of five years measured from the date of grant. Like non-qualified stock options, incentive stock options usually will become exercisable (as determined by the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals.

Stock Appreciation Rights. Stock appreciation rights provide for the payment of an amount to the holder based upon the excess (if any) of the fair market value of a share of our common stock on the date of exercise over the fair market value of a share of our common stock on the date of grant. Stock appreciation rights under the 2005 Plan will be settled in cash or shares of common stock, or in a combination of both, at the election of the administrator. Stock appreciation rights may be granted in connection with stock options or other awards or separately. Stock appreciation rights may be granted for any term specified by the administrator, but the term may not exceed ten years.

Restricted Stock. Restricted stock may be issued at such price, if any, as may be determined by the administrator and may be issued subject to such restrictions (including service vesting or vesting based on the satisfaction of pre-established performance goals) as may be determined by the administrator. Restricted stock typically may be repurchased by us at the original purchase price, if any, or forfeited, if the vesting conditions and other restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the vesting restrictions and other restrictions applicable to such shares lapse. A holder of restricted stock, unlike a holder of options or restricted stock units, generally will have voting rights and may receive dividends prior to the time when the restrictions lapse.

Deferred Stock Awards. Deferred stock awards provide for the deferred issuance to the holder of the award of shares of our common stock, subject to any conditions determined by the administrator (including service vesting or vesting based on the satisfaction of pre-established performance goals). Deferred stock may not be sold or otherwise hypothecated or transferred until shares of common stock have been issued under the deferred stock award. Deferred stock will not be issued until the deferred stock award has vested, and a holder of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited and the underlying shares of deferred stock will not be issued if the applicable vesting conditions and other restrictions are not met.

Restricted Stock Units. Restricted stock units provide for the issuance of shares of common stock, subject to vesting conditions (including vesting based on continued service or the satisfaction of pre-established performance goals). The issuance of shares of our common stock pursuant to restricted stock units may be delayed beyond the time at which the restricted stock units vest. On the maturity date, we will transfer one unrestricted, fully transferable share of our common stock for each restricted stock unit not previously forfeited. Restricted stock units may not be sold, or otherwise hypothecated or transferred, and a holder of restricted stock units will not have voting rights or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Restricted stock units generally will be forfeited and the underlying shares of our common stock will not be issued if the applicable vesting conditions are not met.

Dividend Equivalents. Dividend equivalents represent the right to receive the value of the dividends per share paid by us, if any, calculated with reference to a specified number of shares of our common stock. Dividend equivalents may be granted in connection with full value awards granted under the 2005 Plan. Dividend equivalents may be paid in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

Stock Payments. Stock payments may be authorized by the administrator in the form of our common stock or an option or other right to purchase shares of our common stock and may, without limitation, be issued as part of a deferred compensation arrangement in lieu of all or any part of earned bonuses or compensation — including, without limitation, salary, bonuses, commissions and directors’ fees — that would otherwise be payable in cash to the employee or non-employee director.

Performance Shares. Performance share awards are denominated in a number of shares of our common stock and may be linked to any one or more performance criteria determined appropriate by the administrator, in each case on a specified date or dates or over any period or periods determined by the administrator. In general, performance shares may not be sold, or otherwise hypothecated or transferred, until the vesting restrictions and other restrictions applicable to such shares lapse. A holder of performance shares generally will have voting rights and may receive dividends prior to the time when the restrictions lapse.

Performance stock units. Performance stock units provide for the issuance of shares of common stock, subject to vesting conditions based on one or more performance criteria determined appropriate by the administrator, in each case on a specified date or dates or over any period or periods determined by the administrator. The issuance of shares of our common stock pursuant to performance stock units may be delayed beyond the time at which the performance stock units vest. On the maturity date, we will transfer one unrestricted, fully transferable share of our common stock for each performance stock unit not previously forfeited. Performance stock units may not be sold, or otherwise hypothecated or transferred, and a holder of performance stock units will not have voting rights or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Performance stock units generally will be forfeited and the underlying shares of our common stock will not be issued if the applicable vesting conditions are not met.

Other Stock-Based Awards. Other stock-based awards are denominated in, or have a value determined by reference to, a number of shares of our common stock that is specified at the time of grant of such award. Such awards may involve the transfer of actual shares of our common stock, either at the time of grant or thereafter, or payment of amounts based on the value of shares of our common stock, either at the time of grant or thereafter. Other stock-based awards usually will become vested (as determined by the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals.

Performance Bonus Awards. The 2005 Plan also allows us to provide cash-based performance bonus awards. The terms and conditions of any performance bonus awards granted under the 2005 Plan will be established by the board of directors or the committee.

Section 162(m) “Performance-Based” Awards. The administrator may grant awards under the 2005 Plan that are paid, vest or become exercisable upon the achievement of specified performance goals that are related to one or more performance criteria, as applicable to us or any division, business unit or individual. These performance criteria include, but are not limited to, the following:

•	net earnings (either before or after interest, taxes, depreciation and amortization),

•	economic value-added,

•	sales or revenue,

•	net income (either before or after taxes),

•	operating earnings,

•	cash flow (including, but not limited to, operating cash flow and free cash flow),

•	cash flow return on capital,

•	return on net assets,

•	return on stockholders’ equity,

•	return on assets,

•	return on capital,

•	stockholder returns,

•	return on sales,

•	gross or net profit margin,

•	productivity,

•	expense,

•	margins,

•	operating efficiency,

•	customer satisfaction,

•	working capital,

•	earnings per share,

•	price per share of our common stock, and

•	market share.

Performance goals established by the administrator that are based on the performance criteria for the performance period (as defined in the 2005 Plan) may be measured either in absolute terms or as compared to any incremental increase or as compared to the results of a peer group. Except as provided by the administrator, the achievement of each performance goal will be determined in accordance with United States generally accepted accounting principles to the extent applicable. The administrator, in its discretion, may, within the time prescribed by Section 162(m), adjust or modify the calculation of performance goals for a performance period in order to prevent the dilution or enlargement of the rights of participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (c) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

Adjustments of Awards. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our common stock or the share price of our common stock that would require adjustments to the 2005 Plan or any awards under the 2005 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, our board of directors (or the committee, if applicable) shall automatically appropriately adjust:

•	the aggregate number and type of shares subject to the 2005 Plan;

•	the terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and

•	the grant or exercise price per share of any outstanding awards under the 2005 Plan.

In addition, in the event of any transaction or event described in the immediately preceding paragraph or in the event of certain other unusual or nonrecurring transactions or events affecting us or any of our affiliates, the administrator may, in its sole discretion and subject to the terms of the 2005 Plan, take one or more of the following actions in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the 2005 Plan or with respect to any award under the 2005 Plan:

•

provide for either termination of any award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the holder’s rights or the replacement of an award with other rights or property;

•

provide that an award be assumed by the successor or survivor corporation, a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

•

adjust the number and type of shares of our common stock (or other securities or property) subject to outstanding awards, and in the number and kind of outstanding shares of restricted stock or deferred stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

•

provide that an award shall be exercisable, payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the 2005 Plan or the applicable award agreement; and

•	provide that the award cannot vest, be exercised or become payable after such an event.

Amendment and Termination. Our board of directors or the committee (with board approval) may terminate, amend, or modify the 2005 Plan at any time and from time to time. However, we generally must obtain stockholder approval:

•	to increase the number of shares available under the 2005 Plan (other than in connection with certain corporate events, as described above);

•	to grant options with an exercise price that is below 100% of the fair market value of shares of our common stock on the grant date;

•	to extend the exercise period for an option beyond ten years from the date of grant; or

•	to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule).

Notwithstanding anything in the 2005 Plan to the contrary, absent approval of our stockholders, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price of such option on the grant date, and no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price. Except in relation to Internal Revenue Code Section 409A, no termination, amendment, or modification of the 2005 Plan shall adversely affect in any material way any previously granted award without the participant’s prior written consent.

Effective and Expiration Date. The 2005 Plan became effective as of the date it was approved by our stockholders. The 2005 Plan will expire on, and no option or other award may be granted pursuant to the 2005 Plan after June 12, 2015. Any award that is outstanding on the expiration date of the 2005 Plan will remain in force according to the terms of the 2005 Plan and the applicable award agreement.

Federal Income Tax Consequences Associated with the 2005 Plan

The following is a general summary under current law of the material federal income tax consequences to an employee or non-employee director granted an award under the 2005 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

This summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely on the advice of his or her legal and tax advisors.

Non-Qualified Stock Options. If an optionee is granted a nonqualified stock option under the 2005 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our common stock at such time, less the exercise price paid. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a capital gain or loss.

Incentive Stock Options. No taxable income should be recognized by the optionee at the time of the grant of an incentive stock option, and no taxable income should be recognized for regular federal income tax purposes at the time the option is exercised; however, the excess of the fair market value of the our common stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition, the optionee should recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date (or, if less, the price at which the shares are sold) over the exercise price paid for the shares should be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

We will not be entitled to any federal income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then generally we or our subsidiary should be entitled to a federal income tax deduction, for the taxable year in which such disposition occurs, equal to the ordinary income recognized by the optionee.

Stock Appreciation Rights. No taxable income generally should be recognized upon the grant of a stock appreciation right, but, upon exercise of the stock appreciation right, the cash or the fair market value of the shares received should be taxable as ordinary income to the recipient in the year of such exercise.

Restricted Stock. In general, a recipient of restricted stock should not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture” and that is non-transferable within the meaning of Internal Revenue Code Section 83. However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture (e.g., when the restrictions lapse on a vesting date) or the shares become transferable, the recipient should recognize ordinary income equal to the fair market value of the common stock on the date the restrictions lapse or the shares become transferable, less the amount the participant paid, if any, for such restricted stock. A recipient of restricted stock may, however, make an election under Section 83(b) to be taxed at the time of the grant or purchase on an amount equal to the fair market value of the common stock on the date of transfer, less the amount paid, if any, for such restricted stock. If a timely Section 83(b) election is made, the recipient should not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Restricted Stock Units and Deferred Stock. A recipient of restricted stock units or a deferred stock award generally should not have ordinary income upon grant of restricted stock units or deferred stock. When the shares of common stock are delivered under the terms of the award, the recipient should recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid by the participant for such shares.

Dividend Equivalent Awards and Performance Awards. A recipient of a dividend equivalent award or a performance award generally will not recognize taxable income at the time of grant. However, at the time such an award is paid, whether in cash or in shares of common stock, the recipient will recognize ordinary income equal to the value received.

Stock Payments. A recipient of a stock payment generally will recognize taxable ordinary income in an amount equal to the fair market value of the shares of common stock received.

Tax Deductions and Internal Revenue Code Section 162(m). Except as otherwise described above with respect to incentive stock options, we or our subsidiaries generally should be entitled to a federal income tax deduction at the time and for the same amount as the recipient recognizes as ordinary income, subject to the limitations of Section 162(m) with respect to compensation paid to certain “covered employees.” Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 in any one year. The Section 162(m) deduction limit, however, does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee. In particular, stock options and stock appreciation rights will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is not less than the fair market value of the stock subject to the award on the grant date). Other awards granted under the 2005 Plan may be “qualified performance-based compensation” for purposes of Section 162(m), if such awards are granted or vest based upon the achievement of one or more pre-established objective performance goals using one of the performance criteria described above.

The 2005 Plan is structured in a manner that is intended to provide the administrator with the ability to provide awards that satisfy the requirements for “qualified performance-based compensation” under Section 162(m). In the event the administrator determines that it is in our best interests to make use of such awards, the remuneration attributable to those awards should not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Internal Revenue Code Section 409A. Certain awards under the 2005 Plan may be considered “non-qualified deferred compensation” for purposes of Internal Revenue Code Section 409A, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the non-qualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.

Plan Benefits

The future benefits that will be received under the 2005 Plan by our current directors, executive officers and by all eligible employees and persons are not currently determinable.

Equity Award Grants under the Plan

The following table sets forth summary information concerning the number of shares of our Common Stock subject to option grants made under the 2005 Plan to our named executive officers, directors and employees as of March 9, 2009.

Equity Award Transactions

Name	Number of Shares Underlying Option Grants	Number of Restricted Stock Grants
Richard R. Woolcott	0	0
Chairman and Chief Executive Officer (nominee for re-election)
Jason W. Steris	0	0
President and Chief Operating Officer
Douglas P. Collier	0	0
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Tom D. Ruiz	50,000	0
Executive Vice President of Sales
Troy C. Eckert	0	0
Executive Vice President of Marketing
Each Non-Employee Director (each of whom is a nominee for re-election)	9,000	0
All current executive officers as a group	50,000	0
All current Non-Employee Directors as a group	45,000	0
All employees, including current officers who are not executive officers, as a group	511,526	35,000

As of the date of this proxy statement, no awards had been granted pursuant to the 2005 Plan that are subject to approval by the stockholders of the Amendment. Awards are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2005 Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-APPROVAL OF THE VOLCOM, INC. AMENDED AND RESTATED 2005 INCENTIVE AWARD PLAN.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, our independent registered public accounting firm for the year ended December 31, 2008, was selected by the Audit Committee to act in the same capacity for the year ending December 31, 2009. Neither the firm nor any of its members has any relationship with us or any of our affiliates except in the firm’s capacity as our auditor.

A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have the opportunity to make statements if he or she so desires and respond to appropriate questions from the stockholders.

In the event that the stockholders do not approve the selection of Deloitte & Touche LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Volcom and its stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS VOLCOM’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009. Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR the ratification of the appointment of Deloitte & Touche LLP.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the annual meeting. If any other business properly comes before the annual meeting, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other business is expressly granted by the completion of the enclosed proxy card, or if you are viewing this proxy statement on the Internet, by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. The proxy holders shall vote at their discretion on any procedural matters that may come before the meeting.

CORPORATE GOVERNANCE

Board Meetings

The board of directors held eight meetings and met in three executive sessions during the year ended December 31, 2008. Each of our directors attended or participated in at least 75% of the combined total of (i) all meetings of the board of directors that took place when such director was a member of the board of directors and

(ii) all meetings of those committees of the board of directors on which such person served, which were held during such period. The board has a policy that each board member attends the annual meeting of stockholders, absent unusual circumstances; provided, however, that members may attend such annual meeting by telephone if necessary to mitigate conflicts. Each board member attended the 2008 annual meeting of stockholders, except Douglas S. Ingram. Our directors meet in executive sessions on a regular basis. In June 2008, Douglas S. Ingram was appointed Lead Independent Director and Richard R. Woolcott assumed the duties of René R. Woolcott as Chairman of the board of directors.

Stockholder Communications with the Board of Directors

Any stockholder who desires to contact the Chairman of the Nominating and Corporate Governance Committee or any member of the board of directors may do so by writing to the Volcom, Inc. Board of Directors, Attn: General Counsel, 1740 Monrovia Avenue, Costa Mesa, CA 92627. Communications received will be distributed by our General Counsel to the Chairman of the Nominating and Corporate Governance Committee or such other member or members of the board of directors as deemed appropriate by our General Counsel, depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls or auditing matters are received, they will be forwarded by our General Counsel to the Chairperson of the Audit Committee for review.

Independence of the Board of Directors

After review of all the relevant transactions or relationships between each director (or any member of his family) and us or one of our affiliates or our independent registered public accounting firm, based on information provided by the director, our records and publicly available information, our board of directors affirmatively determined that all but two of our directors, René Woolcott and Richard Woolcott, are independent directors under the applicable listing standards of NASDAQ and the requirements of the U.S. Securities and Exchange Commission, or the SEC. These independent directors are Messrs. Ingram, Palma, Tyson, Womack and Wulff. In making its independence determinations, the board has concluded that none of these members has a relationship which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Chairman and Chief Executive Officer, Richard Woolcott, is the son of a member of our board of directors, René Woolcott. There are no other familial relationships between our executive officers and our directors.

Committees of the Board of Directors

We have a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters are available on our website, www.volcom.com, under the Investor Relations section. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee

Our Audit Committee consists of three directors, Messrs. Tyson (Chairman), Palma and Womack. Each of these directors is independent as defined by the applicable rules of the NASDAQ and SEC. Each member of the Audit Committee meets the financial literacy and experience requirements of the applicable SEC and NASDAQ rules. Mr. Tyson serves as the chairperson of the Audit Committee and our board of directors has determined that each of Messrs. Tyson and Womack is an “audit committee financial expert” under applicable SEC rules. Our independent auditors and our internal finance personnel regularly meet privately with and have unrestricted access to our Audit Committee. The Audit Committee acts pursuant to an Audit Committee charter intended to satisfy applicable SEC and NASDAQ rules. During fiscal 2008, our Audit Committee met nine times.

Our Audit Committee charter requires that the Audit Committee oversee our corporate accounting and financial reporting processes. The primary duties of our Audit Committee are to, among other things:

•	evaluate our independent auditors’ qualifications, independence and performance;

•	determine the engagement and compensation of our independent auditors;

•	approve the retention of our independent auditors to perform any proposed, permissible non-audit services;

•	monitor the rotation of partners of the independent auditors on our engagement team as required;

•	review our consolidated financial statements;

•	meet with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

•

establish procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	review on an ongoing basis and approve related party transactions;

•	prepare the reports required by the rules of the SEC to be included in our annual proxy statement; and

•	discuss, with our management and our independent auditors, the results of our annual audit and the review of our quarterly consolidated financial statements.

Compensation Committee

Our Compensation Committee consists of three directors, Messrs. Womack (Chairman), Ingram and Wulff. Each of these directors is independent under NASDAQ rules and qualifies as a non-employee director and an outside director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 162(m) of the Code, respectively. During fiscal 2008, our Compensation Committee met three times.

We have adopted a Compensation Committee charter, which outlines the Compensation Committee’s primary duties to include, among other things:

•	establishing overall employee compensation policies and recommending to our board of directors major compensation programs;

•	reviewing and approving the compensation of our corporate officers and directors, including salary and bonus awards;

•	administering our various employee benefit, pension and equity incentive programs;

•	reviewing executive officer and director indemnification and insurance matters;

•	managing and reviewing any employee loans; and

•	preparing an Annual Report on executive compensation for inclusion in our proxy statement.

During the first quarter of each year, the Compensation Committee generally reviews and approves the bonus plan and salaries for the upcoming year for each of the corporate officers who has a base salary in excess of $150,000, the Chief Financial Officer, the Chief Operating Officer and the Chief Executive Officer. The Compensation Committee does not delegate its authority to other persons. The Compensation Committee does not currently use the services of a compensation consultant.

Executive Compensation. Except for the Chief Executive Officer’s compensation, compensation of executives is recommended to the Compensation Committee by the Chief Executive Officer based upon historical practice, a market survey report of other apparel companies and other local companies prepared by Volcom, competitive factors and on Volcom’s overall performance. The Chief Executive Officer’s compensation is discussed among the Chairman of the Compensation Committee and the Chief Executive Officer. The Chairman of the Compensation Committee then makes a recommendation to the entire Compensation Committee for discussion and approval. Compensation decisions for executives are made by the Compensation Committee after evaluating all components of compensation and assessing total compensation.

Director Compensation. The Company targets director compensation at a level approximately equal to similarly situated companies based on revenue, market capitalization, length of time as a public company and industry. Management makes an initial recommendation to the Compensation Committee for director compensation based upon the benchmarking materials prepared by Volcom. The Compensation Committee then makes a recommendation to the full board of directors for approval of director compensation.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of three directors, Messrs. Ingram (Chairman), Palma and Wulff. Each of these directors is independent under NASDAQ rules. During fiscal 2008, our Nominating and Corporate Governance Committee met one time. We have adopted a Nominating and Corporate Governance Committee charter which outlines the Nominating and Corporate Governance Committee’s primary duties to include, among other things:

•	establishing standards for service on our board of directors and nominating guidelines and principles;

•	identifying individuals qualified to become members of our board of directors and recommending director candidates for election to our board of directors;

•	considering and making recommendations to our board of directors regarding its size and composition, committee composition and structure and procedures affecting directors;

•	establishing policies regarding the consideration of any director candidates recommended by our stockholders, and the procedures to be followed by stockholders in submitting such recommendations;

•	evaluating and reviewing the performance of existing directors; and

•

monitoring our corporate governance principles and practices and making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees.

Director Candidates

In the event of a vacancy on the board of directors, the process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the board of directors.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our Policy and Procedures Regarding the Qualification, Identification, Consideration and Selection of Director Candidates (Including Stockholder Nominees). These criteria include the candidate’s independence, knowledge, judgment, diversity, age, skills, education, character, standing in the community and industry and financial background and experience. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials including materials to determine whether the candidate is independent from us, a resume of the candidate, a consent from the candidate and a description of any arrangements or undertakings between the stockholder and the candidate regarding nomination, proof that the stockholder or group of stockholders making the recommendation has beneficially owned our common stock for at least a year as of the date such recommendation is made and such other information as reasonably requested by us, to the Nominating and Corporate Governance Committee, c/o General Counsel, Volcom, 1740 Monrovia Avenue, Costa Mesa, California 92627. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our board or others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting.

Code of Ethics and Business Conduct

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, executive officers and directors. Our code of business conduct and ethics is posted on our website, www.volcom.com, under the Investor Relations section. In addition, a copy of the code of business conduct and ethics will be provided without charge upon request to the Corporate Secretary, Volcom, Inc., 1740 Monrovia Avenue, Costa Mesa, California 92627. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Director Compensation

The table below summarizes the compensation received by our non-employee directors for the year ended December 31, 2008.

Director	Fees Earned or Paid in Cash(1)	Option Awards(2)	All Other Compensation(3)	Total Compensation
René R. Woolcott	$43,167	$0	$1,710	$44,877
Douglas S. Ingram	$32,000	$21,826	$0	$53,826
Anthony M. Palma	$30,000	$21,826	$0	$51,826
Joseph B. Tyson	$35,000	$21,826	$0	$56,826
Carl W. Womack	$32,000	$21,826	$0	$53,826
Kevin G. Wulff	$30,000	$21,826	$0	$51,826

(1)

Any member of our board who is also an employee does not receive any additional compensation for serving on our board of directors. In June 2008, René R. Woolcott resigned as Chairman of the board of directors to serve as a non-employee member of the board of directors. From January 1 to June 2008, he received an annual retainer of $60,000 for his services as Chairman of the board of directors and did not receive any equity awards. Upon his resignation as Chairman of the board of directors, his compensation was changed to be consistent with all other non-employee directors. Our other non-employee directors receive an annual retainer of $30,000, payable in monthly installments. An additional annual retainer of $5,000 is paid to the Audit Committee Chairperson and an additional annual retainer of $2,000 is paid to each other committee chairperson. A prorated annual retainer is paid to any person who becomes a committee chair on a date other than the date of the annual meeting of our stockholders. Our Board members are expected to attend each meeting of the board of directors and their respective committee meetings and so we do not pay a per-meeting attendance fee. We reimburse Board members for reasonable travel expenses in connection with attending Board and committee meetings.

(2)	Each non-employee director is entitled to receive an annual option to purchase 2,000 shares of our common stock on the date of the annual meeting, which option vests in full on the first anniversary of the date of grant. Mr. René Woolcott did not receive the non-employee director option grant during 2008 due to his service as Chairman of the board of directors through June 2008 and will be eligible for the non-employee director option grant in 2009. All options are granted with an exercise price equal to the closing sale price on the date of grant, have a ten year term and their vesting is conditioned upon continued service on the Board through the vesting date. The amounts shown are the amounts of compensation cost recognized by us in fiscal year 2008 related to grants of stock options in fiscal year 2007 and 2008, as described in Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Footnote 10, “Stockholders’ Equity” to our 2008 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

The grant date fair value of the options to purchase 2,000 shares of our common stock granted on May 6, 2008 was $18,000, based on the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under Financial Accounting Standards No. 123R. The following assumptions were used in the Black-Scholes model: market price of stock, $25.42; exercise price of option, $25.42; expected stock volatility, 61.9%; risk-free interest rate, 2.38% (based on the 2-year treasury bond rate); expected life, 2.0 years; and no dividends during the expected term.

As of December 31, 2008, each non-employee director, other than René Woolcott, held 7,000 fully-vested options and 2,000 options that vest on May 6, 2009. René Woolcott does not hold any options to purchase our common stock.

(3)	Represents club dues paid by our company on behalf of René Woolcott. Volcom ceased paying for Mr. Woolcott’s club dues upon his resignation as Chairman of the board of directors in June 2008.

FEES PAID TO DELOITTE & TOUCHE LLP

The following table presents the aggregate fees billed for the indicated services performed by Deloitte & Touche LLP during the years ended December 31, 2008 and December 31, 2007.

	2007	2008
Audit Fees	$546,734	$822,042
Audit-Related Fees	22,000	22,250
Tax Fees	219,659	160,889
All Other Fees	0	0

Total Fees	$788,393	$1,005,181

Audit Fees. Audit Fees consist of fees billed by Deloitte & Touche LLP for professional services rendered in connection with the audit of our annual consolidated financial statements for 2008 and 2007, the audit of our internal control over financial reporting, the review of interim consolidated financial statements included in our quarterly reports on Form 10-Q and other regulatory filings.

Audit-Related Fees. Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” Such fees include, among other things, secondary offering filings, acquisition-related work and certain consultations concerning financial accounting and reporting standards.

Tax Fees. Tax Fees consist of professional services for tax compliance and strategy activities, including the preparation of federal and state tax returns and related tax compliance matters. Tax strategy activity fees were $87,218 of the total for tax fees during 2008.

All Other Fees. There were no fees billed by Deloitte & Touche LLP for other services in 2008 or 2007.

In considering the nature of the services provided by Deloitte & Touche LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for reviewing the terms of the proposed engagement of the independent registered public accounting firm for audit or permissible non-audit services and for pre-approving all such engagements. Any proposed services exceeding $5,000 require specific pre-approval by the Audit Committee. Services below $5,000 must be of the types specifically pre-approved by the Audit Committee and the Audit Committee is informed of all engagements of our independent registered public accounting firm. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence. In fiscal years 2008 and 2007, all of the fees paid to our independent registered public accounting firm were pre-approved by the Audit Committee pursuant to our policy.

OWNERSHIP OF SECURITIES

The following table sets forth as of March 9, 2009 the number and percentage of the outstanding shares of Volcom common stock which, according to the information supplied to us, are beneficially owned by (i) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding common stock, (ii) each person who is currently a member of our board of directors or is a nominee for election to our board of directors, (iii) each named executive officer in the Summary Compensation Table that appears below and (iv) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by such stockholder. Percentage of ownership is based on 2,434,362 shares of common stock beneficially owned on March 9, 2009. The number of shares of common stock outstanding used in calculating the percentage for each listed person and entity (and for all executive officers and directors as a group) includes common stock underlying options held by that person or entity (or by all executive officers and directors as a group, as the case may be) that are exercisable within 60 days of March 9, 2009, but excludes common stock underlying options held by any other person or entity. We do not currently permit pledges of our securities by Section 16 persons.

Name and Address	Volcom Common Stock Owned (#)	Rights to Acquire Volcom Common Stock(#)(1)	Total Beneficial Ownership of Volcom Common Stock(#)	Percentage of Common Stock Beneficially Owned
5% Holders Not Listed Below:
Kwock Family Trust(2)	2,328,862	0	2,328,862	9.53%
Wasatch Advisors, Inc.(3)	1,663,140	0	1,663,140	6.81%

Directors:
René R. Woolcott	1,715,292	0	1,715,292	7.02%
Richard R. Woolcott(4)	3,250,932	0	3,250,932	13.30%
Douglas S. Ingram	2,500	9,000	11,500	*
Anthony M. Palma	0	9,000	9,000	*
Joseph B. Tyson	0	9,000	9,000	*
Carl W. Womack	10,000	9,000	19,000	*
Kevin G. Wulff	620	9,000	9,620	*

Named Executive Officers:
Jason W. Steris	100,000	0	100,000	*
Douglas P. Collier(5)	294,824	0	294,824	1.21%
Tom D. Ruiz(6)	28,957	10,158	39,115	*
Troy C. Eckert(7)	93,872	0	93,872	*
All executive officers and directors as a group (11 persons)	5,496,997	55,158	5,552,155	22.74%

*	Represents less than 1%

(1)	Represents shares of common stock that the holder may acquire upon exercise of currently vested options or options that will become vested within 60 days after March 9, 2009.

(2)

This information is based on a Schedule 13G filed by Stephanie and Daniel Kwock with the SEC on February 17, 2009. These shares are currently held by the Kwock Family Trust, a revocable living trust, and were previously held by the Malcolm Trust. Stephanie Kwock, as the settlor of the Malcolm Trust, revoked the Malcolm Trust and transferred these shares to the Kwock Family Trust on March 10, 2006. Stephanie Kwock and, her husband, Daniel Kwock are the trustees, trustors and beneficiaries of the Kwock Family Trust, each with the unilateral power to revoke the trust. As trustees, each of Stephanie and Daniel Kwock is deemed to have shared voting and investment power with respect to the shares held by the Kwock Family Trust. The address for the Kwock Family Trust is 1385 Plaza Pacifica, Santa Barbara, California 93108.

(3)	This information is based on a Schedule 13G filed by Wasatch Advisors, Inc. with the SEC on February 17, 2009. The address for Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111. On March 10, 2009, Wasatch Advisors, Inc. filed a Schedule 13G/A with the SEC stating that it owned 1,204,134 shares of our common stock, or approximately 4.94% of our common stock beneficially owned.

(4)	Mr. Richard Woolcott is also a Named Executive Officer.

(5)	Represents shares held by The Collier Family Trust. Douglas Collier is the Co-Trustee of The Collier Family Trust, and exercises sole voting and dispositive power with respect to these shares.

(6)	Represents shares held by The Ruiz Family Trust. Tom Ruiz is the Co-Trustee of The Ruiz Family Trust, and exercises sole voting and dispositive power with respect to these shares.

(7)	Represents shares held by The Eckert Family Trust. Troy Eckert is the Trustee of the Eckert Family Trust, and exercises sole voting and dispositive power with respect to these shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our board of directors, our executive officers and persons who beneficially own more than 10% of Volcom’s outstanding common stock are subject to the requirements of Section 16(a) of the Exchange Act, which requires them to file reports with the SEC with respect to their ownership and changes in their ownership of common stock and other derivative Volcom securities. Based upon (i) the copies of Section 16(a) reports that we received from such persons for their transactions in 2008 in Volcom securities and their holdings of Volcom securities, and (ii) the written representations received from one or more of such persons that no unfiled annual Form 5 reports were required to be filed by them for 2008, we believe that all reporting requirements under Section 16(a) for such year were met in a timely manner by our directors, executive officers and beneficial owners of greater than 10% of our common stock.

VOLCOM NAMED EXECUTIVE OFFICERS

The following table sets forth, as of March 9, 2009, our Named Executive Officers.

Name	Age	Position
Richard R. Woolcott	43	Chairman and Chief Executive Officer
Jason W. Steris	38	President and Chief Operating Officer
Douglas P. Collier	46	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Tom D. Ruiz	48	Executive Vice President of Sales
Troy C. Eckert	36	Executive Vice President of Marketing

Richard R. Woolcott, 43, serves as our Chairman and Chief Executive Officer. His biography is contained in the section of this proxy statement entitled “Election of Directors.”

Jason W. Steris, 39, has served as our President since June 2008 and Chief Operating Officer since 1998. From 1995 to 1998, he served as our National Sales Manager and from 1993 to 1995 he served as our Southern California Sales Representative. Prior to Mr. Steris joining us in 1993, he worked in action sports retail for eight years with Laguna Surf & Sport in various positions, including store manager and buyer.

Douglas P. Collier, 46, has served as our Executive Vice President, Chief Financial Officer and Secretary since May 2008. From 1994 until May 2008, he served as Chief Financial Officer and Secretary. He has also served as our Treasurer since April 2005. From 1991 to 1994, Mr. Collier served as Controller at Mary Tyler

Moore Studios. Mr. Collier was a Senior Tax Specialist with KPMG from 1987 to 1990. Mr. Collier is a licensed Certified Public Accountant. He earned a B.S. in Business Administration and an M.S. in Accounting from San Diego State University.

Tom D. Ruiz, 48, has served as our Executive Vice President of Sales since May 2008. From 1998 to May 2008 he served as our Vice President of Sales. Prior to joining us, Mr. Ruiz was the Vice President of Sales and Marketing for Yaga Clothing from 1994 to 1998. From 1990 to 1994, he was owner and President of Bleick Jeans. Prior to forming Bleick Jeans, he held numerous sales positions with Quiksilver, Inc. from 1984 to 1990. Mr. Ruiz has served as a member of the board of directors of the Surf Industry Manufacturers Association since 2005.

Troy C. Eckert, 36, was the third person to join us and has served as our Executive Vice President of Marketing since May 2008. From January 2001 to May 2008, he served as our Vice President of Marketing. Prior to January 2001, he held the position of Marketing Director since 1994. Mr. Eckert joined us in 1991 as our main team rider and as a marketing assistant. In addition to his overall marketing duties, Mr. Eckert is charged with developing our skateboarding, snowboarding and surfing teams, our special events programs and co-developing Veeco Productions. He is a world class surfer and a three-time champion of the H2O Winter Classic combined surf/snow competition.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation, strategy, policies, programs and practices for our Named Executive Officers, as listed above under “Volcom Named Executive Officers.”

Executive Summary

The Compensation Committee has reviewed the total compensation received by our Named Executive Officers in comparison to the total compensation of executive officers of other apparel companies and other comparable local companies based upon a market survey report prepared by Volcom at the request of the Compensation Committee. Volcom’s Named Executive Officers’ base salaries were increased 5% in 2008, in line with recent historical practice. However, in 2008, none of Volcom’s Named Executive Officers, including our Chief Executive Officer, Mr. Woolcott, received an annual cash bonus under the 2008 Executive and Senior Manager Cash Bonus Plan, or Cash Bonus Plan. This was due primarily to Volcom not achieving the target diluted earnings per share, or EPS, targets set by the Compensation Committee. Bonus eligibility for the Named Executive Officers, including our Chief Executive Officer, was based on Volcom’s attainment of these EPS targets. Volcom failed to meet the threshold EPS target given the downturn in the economy and the resulting adverse effect on discretionary consumer spending.

In February 2009, the Compensation Committee and Volcom management decided to reduce 2009 base salaries for Named Executive Officers by 15% for our Chief Executive Officer and by 10% for Messrs. Collier, Ruiz and Eckert relative to 2008 base salaries. Mr. Steris’ base salary was reduced 10% from his increased salary of $353,420 approved in January 2009 due to his additional responsibilities as President of Volcom. Due to the current economic environment, the Compensation Committee has not finalized a 2009 Executive and Senior Manager Cash Bonus Plan.

Since Volcom’s initial public offering in 2005, compensation for Volcom’s Named Executive Officers has been comprised predominantly of base salary and annual cash bonus. Equity compensation historically has not been a significant component of total compensation. Volcom’s Named Executive Officers have significant equity holdings in the Company and the Compensation Committee has historically believed that this ownership properly aligns their interests with Volcom and its stockholders. However, in order to continue to attract and retain employees as Volcom grows, the Compensation Committee has determined that it may begin offering forms of equity compensation to employees in the future.

General Compensation Policy

Volcom is guided by the following key principles in determining total compensation and the combination of the elements of total compensation for executive management:

1. Competition. Compensation should reflect the competition in the marketplace, so that the company can attract, retain and motivate talented executive and senior members of management to ensure the long-term health of the company. We strive to ensure that our compensation program is competitive with the total compensation paid to similarly situated executives at peer and other companies that we believe would be likely to compete with us for executive talent.

2. Accountability for Business Performance. Compensation should be tied to the company’s financial performance to some degree so that executive and senior members of management are held accountable through their compensation for the performance of the company. This will be measured at different levels depending on the employee’s position.

3. Accountability for Individual Performance. Compensation should be partly tied to the individual’s performance to encourage and reflect contributions to the company’s performance, which may not be fully evident in the company’s overall performance. This will be measured at different levels depending on position.

4. Alignment with Stockholder Interests. The interests of the company’s executive and senior members of management and those of stockholders should be aligned. The company believes that these interests are best aligned through rewarding executive and senior members of management for company performance and judging the company’s performance against its competition.

Determination of Compensation

The Compensation Committee reviews the compensation, including prior equity awards, of each executive officer of Volcom from the past year when setting compensation for the current year. In addition, the Compensation Committee reviews each executive’s prior year performance, Volcom’s overall prior year performance and overall market conditions. The Compensation Committee reviews compensation data from other companies for a market check when setting each element of executive compensation: (i) competitors in the action sports apparel market; (ii) similarly sized apparel companies based on geography, revenue, earnings and market capitalization; and (iii) similarly sized companies in other industries based on geography, revenue, earnings and market capitalization. This data is compiled by Volcom for the Compensation Committee at the Compensation Committee’s request. The Compensation Committee only uses this data as a market check to confirm that Volcom executive compensation is reasonable based upon market capitalization, revenue, profitability, geography and industry.

The Chief Executive Officer recommends to the Compensation Committee each executive’s compensation based upon historical practice, a market survey report of other apparel companies and other relevant companies prepared by Volcom, competitive factors and on Volcom’s overall performance. Compensation decisions for executives are made by the Compensation Committee after evaluating all components of compensation and assessing total compensation.

Elements and Composition of Total Executive Officer Compensation

Volcom’s executive compensation program is designed to provide a balanced mix of pay that incorporates the following key components:

1. Annual Base Cash Compensation. Base salaries provide our executive officers with a degree of financial certainty and stability and also reward our executives for performing their core job duties, individual achievements and contributions.

In January 2008, base salaries were increased as follows: (i) Mr. Richard Woolcott’s base salary increased 5% from $400,000 to $420,000, and (ii) Messrs. Collier, Steris, Ruiz and Eckert’s base salaries increased 5% from $320,000 to $336,000. These raises were consistent with historical executive raises. Annual base compensation is generally determined based on the application of prior-year Volcom performance, and the current year Volcom performance outlook. Volcom prefers to review these factors when determining base compensation rather than relying upon a formulaic percentage increase over the prior year or specific benchmarking.

2. Annual Cash Bonus. Executive bonuses are based on the historical practice of bonus potential being a pre-determined percentage of base salary. The Compensation Committee evaluates bonuses in relation to base salary and total compensation for comparable companies, such as those used in the market check studies, in order to determine whether such cash bonuses are reasonable based upon market capitalization, revenue, profitability, geography and industry.

The 2008 Executive and Senior Manager Cash Bonus Plan, or Cash Bonus Plan, was designed to reward executive and senior management-level employees for primarily Company performance, and to a lesser extent, in the case of certain employees other than our Named Executive Officers, individual performance. A total of fourteen employees participated in the Cash Bonus Plan. A participating employee’s target bonus opportunity was based on a percentage of that individual’s base salary ranging from 25% to 75%, based on position. Our Named Executive Officers’ target bonus opportunity was 75% of their base salary based 100% on Company performance. Where individual bonuses are based, wholly or partially, on Company performance, an individual’s actual bonus may vary considerably according to pre-determined consolidated 2008 diluted earnings per share, or EPS, thresholds, as set forth in the table below under “Volcom Performance Component”. At each EPS threshold, participating individuals were paid a corresponding percentage of their target bonus opportunity, ranging from 0% to 160% (See table below under “Grants of Plan-Based Awards” for threshold, target and maximum bonus information).

The Compensation Committee designed this program to ensure that increasing portions of compensation are “at risk” depending upon Company performance for those members of executive and senior management with the greatest influence on corporate results. The Named Executive Officers did not receive bonuses under the Cash Bonus Plan for fiscal year 2008 because Volcom did not obtain the threshold EPS target.

Volcom Performance Component. The portion of the bonuses, based on Volcom performance, are measured against pre-determined performance thresholds of earnings per share, as described below:

Percentage of Target Bonus Opportunity	Consolidated 2008 Diluted Earnings Per Share
0%	$1.44 and lower
10%	1.45 to 1.46
20%	1.47 to 1.48
30%	1.49 to 1.50
40%	1.51 to 1.52
50%	1.53 to 1.54
60%	1.55 to 1.56
70%	1.57 to 1.58
80%	1.59 to 1.60
90%	1.61 to 1.62
100%	1.63 to 1.64
120%	1.65 to 1.66
140%	1.67 to 1.68
160%	1.69 to 1.70 and higher

Based on consolidated 2008 diluted earnings per share of $0.89 per share, zero percent of the Volcom performance bonus potential was awarded to each of the Named Executive Officers. The Compensation Committee believes that this is appropriate because these EPS targets were set to reward participants for Volcom performance and to align their interests with those of our stockholders.

Individual Performance Component. Although individual performance was not a component of 2008 compensation for our Named Executive Officers, in light of the fact that no cash bonus awards were paid to Named Executive Officers in 2008, the Compensation Committee may determine to include individual performance measures in 2009 in order to provide a competitive total compensation package to our Named Executive Officers. If utilized, individual performance will be measured against pre-determined objectives for the participants. These individual performance measures will reflect what each executive or senior member of management must do in order for Volcom to meet its short and long-term business goals. Individual objectives vary in detail and subject matter based on the officer’s department. Typical objectives include achieving sales, financial, profit margin and development objectives, executing strategic transactions, increasing productivity and operating measures, and identifying and implementing cost reduction and efficiency measures.

At the end of each fiscal year, the Compensation Committee meets to review and certify fiscal performance and individual performance. The Compensation Committee retains the discretion to award bonuses if the performance goals are not met and to provide additional compensation if the goals are exceeded. Historically, the Compensation Committee has not exercised, and in 2008 the Compensation Committee did not exercise, this discretion.

3. Long-Term Equity and Cash Incentive Compensation. To date, long-term equity compensation has not played a significant role in total compensation. The grant of long-term equity incentive compensation (including stock options and restricted stock) is considered by the Compensation Committee on a case-by-case basis. Most of the current members of senior management have considerable ownership in Volcom, which ownership the Compensation Committee believes sufficiently aligns the current executive team’s interests with the interests of Volcom’s stockholders. However, in order to continue to attract and retain employees as Volcom matures as a public company, the Compensation Committee has determined that it may begin offering forms of equity compensation to employees in the future. The Compensation Committee did not grant any long-term equity compensation during 2008 to any Named Executive Officer. All equity grants currently require the approval of the Compensation Committee.

4. Other Elements of Total Compensation. Volcom does not offer its executives any type of non-qualified deferred compensation, defined contribution plan, or defined benefit plan, nor do we have any severance or change in control arrangements with any executive officer. We do provide a 401(k) for all employees, including executives, with Volcom matching up to six percent of the contribution limit, though the matching 401(k) has been temporarily eliminated due to the current negative economic climate.

Our Chief Executive Officer, Mr. Richard Woolcott, received an automobile allowance of up to $19,500 in 2008, which amount we believe is sufficient to provide for the lease of an automobile and all insurance, repair and fuel costs. In addition, we pay approximately $4,920 for club dues on his behalf. Both of these perquisites reflect historical perquisites provided to him for his services as Chief Executive Officer since approximately 1999. Upon becoming President of Volcom in June 2008, Jason Steris became eligible for Volcom to pay certain club dues on his behalf. Volcom paid $1,710 in club dues on Mr. Steris’ behalf in 2008. Mr. Steris terminated his club membership in January 2009. No other executive of Volcom receives any perquisites that are not available to all employees of Volcom.

5. Policies with Respect to Security Ownership Requirements. Volcom does not have a policy with respect to security ownership; most of the current members of senior management have considerable ownership in Volcom, which ownership the Compensation Committee believes sufficiently aligns the current executive team’s interests with the interests of Volcom’s stockholders. Volcom does not currently permit executives to hedge their position in Volcom stock.

6. Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a company of annual compensation in excess of $1,000,000 paid to the Chief Executive Officer and any of its three other most highly compensated executive officers, other than the Chief Financial Officer. However, certain performance-based compensation is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board of directors committee that establishes such goals consists solely of two or more “outside directors.” Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-person limitation on the number of shares for which options may be granted during a specified period.

All members of the Compensation Committee qualify as outside directors under Section 162(m). Our Amended and Restated 2005 Incentive Award Plan, or 2005 Plan, has been designed with the intent to allow us to pay performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. At the annual meeting, we are asking our stockholders to re-approve the 2005 Plan (as described in Proposal 2 to this proxy statement). Although we have not historically granted awards under the 2005 Plan, we may do so in the future and therefore we believe that it is prudent to preserve the ability to grant future awards under the 2005 Plan which will be eligible for treatment as “qualified performance-based compensation” for purposes of Section 162(m) and, accordingly, be eligible for deductibility by the Company. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Compensation Committee deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. However, from time to time the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and is in the best interests of Volcom and its stockholders.

Summary Compensation Table

The following table shows the compensation awarded, paid to, or earned by our Chief Executive Officer, our Chief Financial Officer and three other executive officers whose total compensation exceeded $100,000 in fiscal year 2008 for services rendered in all capacities to us and our subsidiaries for the year ended December 31, 2008:

Name and Principal Position	Year	Salary(1)			Option Awards(2)		Non-Equity Incentive Plan Compensation(3)		All Other Compensation(4)		Total Compensation
Richard R. Woolcott,	2008		$420,000			$0		$0		$25,350		$445,350
Chairman and Chief Executive Officer	2007		$400,000			$0		$120,000		$24,750		$544,750
	2006		$375,000			$0		$281,500		$22,300		$657,400

Jason W. Steris,	2008		$336,000			$0		$0		$2,640		$338,640
President and Chief Operating Officer	2007		$320,000			$0		$96,000		$930		$416,930
	2006		$300,000			$0		$225,000		$900		$525,900

Douglas P. Collier,	2008		$336,000			$0		$0		$930		$336,930
Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2007 2006	$ $	320,000 300,000		$ $	0 0	$ $	96,000 225,000	$ $	930 900	$ $	416,930 525,900

Tom D. Ruiz,	2008		$336,000			$42,964		$0		$930		$379,894
Executive Vice President of Sales	2007		$320,000			$42,964		$138,000		$930		$501,894
	2006		$300,000			$42,964		$245,928		$900		$589,792

Troy C. Eckert,	2008		$336,000			$0		$0		$0		$336,000
Executive Vice President of Marketing	2007		$285,000	(5)		$0		$156,750		$0		$441,750
	2006		$225,000			$0		$112,500		$840		$338,340

(1)	Includes any amount of salary deferred under our 401(k) plan otherwise payable in cash during the year.

(2)	The amounts shown represent the compensation cost recognized by us in fiscal 2008 related to the grant of 50,000 options granted on June 29, 2005 to Mr. Ruiz. For a discussion of valuation assumptions, see Note 10 to our 2008 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(3)	Represents cash awards payable under the Volcom Cash Bonus Plan. No bonuses were paid to our Named Executive Officers under the 2008 Cash Bonus Plan.

(4)	The 2008 amounts shown consist of amounts received by the Named Executive Officers in the form of 401(k) matching contributions and an automobile allowance and club dues as follows:

Named Executive Officer	Year	Auto	Club Dues	401(k) Matching Contribution
Richard R. Woolcott	2008	$19,500	$4,920	$930
Jason W. Steris	2008	$0	$1,710	$930
Douglas P. Collier	2008	$0	$0	$930
Tom D. Ruiz	2008	$0	$0	$930
Troy C. Eckert	2008	$0	$0	$0

Grants of Plan-Based Awards

Name	Grant Date	Potential Payouts Under Non-Equity Incentive Plan Awards(1)
		Threshold	Target	Maximum
Richard R. Woolcott	3/25/2008	$31,500	$157,500	$504,000
Jason W. Steris	3/25/2008	$25,200	$126,000	$403,200
Douglas P. Collier	3/25/2008	$25,200	$126,000	$403,200
Tom D. Ruiz	3/25/2008	$25,200	$126,000	$403,200
Troy C. Eckert	3/25/2008	$25,200	$126,000	$403,200

(1)	The 2008 Cash Bonus Plan was designed to reward executive and senior management-level employees for primarily Company performance, and to a lesser extent individual performance. An individual participant’s target bonus opportunity was based on a percentage of base salary ranging from 25% to 75% based on position. For each Named Executive Officer, the target bonus opportunity was 75% of base salary, and the target amounts in the table above represent a bonus payment of 50% of an individual’s target bonus opportunity, payable if earnings per share for fiscal 2008 were $1.53 to $1.54 (e.g., for Mr. Woolcott, his target bonus payout would be 50% of $315,000 (75% of his base salary) if EPS hit at $1.53 to $1.54). No bonus was payable if earnings per share were $1.44 or less and the maximum bonus payable was 160% of the individual’s bonus potential if earnings per share were $1.69 or greater. No bonuses were paid to any Named Executive Officer in fiscal 2008. See “Compensation Discussion and Analysis — Annual Cash Bonus” for a more complete description of the 2008 Cash Bonus Plan. See the “Summary Compensation Table” for the actual awards paid under the 2008 Cash Bonus Plan based on fiscal 2008 performance.

Outstanding Equity Awards

The following table sets forth summary information regarding the outstanding equity awards held by each of our Named Executive Officers at December 31, 2008:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Tom D. Ruiz	5,158	10,000	(1)	$19.00	6/29/2010

(1)	These options will vest in installments of 5,000 and 5,000 shares on June 29, 2009 and June 29, 2010, respectively, subject to continued employment on such date.

Option Exercises

Name	Number of Securities Acquired on Exercise	Value Realized on Exercise(1)
Tom D. Ruiz	14,842	$103,894

(1)	The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

None of our Named Executive Officers hold any shares of restricted stock or any other stock awards subject to vesting requirements.

Potential Payments Upon Termination or Change-in-Control

We do not currently have written employment agreements with any of our Named Executive Officers, nor do we have any other arrangements, agreements or understanding providing benefits to any of our Named Executive Officers with any payments or benefits upon termination of employment or a change in control. As a result, in the event of a termination of employment of a Named Executive Officer or a change in control, no amounts are payable to any Named Executive Officer other than accrued vacation or severance payments at our discretion on a case by case basis.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes outstanding stock option plan balances as of December 31, 2008:

Plan Category	Number of securities to be issued on exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	437,558	$19.67	3,105,655	(a)
Equity compensation plans not approved by security holders	0	NA	NA

Total	437,558	$19.67	3,105,655

(a)	Does not include the automatic increase of 487,487 shares of common stock on January 2, 2009 under the Amended and Restated 2005 Stock Incentive Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our 2008 Annual Report on Form 10-K and in this proxy statement for the 2009 annual meeting of stockholders.

Submitted by the Compensation Committee of Volcom’s board of directors:

Carl W. Womack (Chair)

Douglas S. Ingram

Kevin G. Wulff

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to Volcom’s audited financial statements for the year ended December 31, 2008 and the notes thereto.

Review with Management. The Audit Committee has reviewed and discussed Volcom’s audited financial statements with management.

Review and Discussions with Independent Accountants. The Audit Committee has discussed with Deloitte & Touche LLP, Volcom’s independent registered public accounting firm, the matters required to be discussed by

Statement on Accounting Standards No. 61, Communications with Audit Committees, as amended, and adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.

The Audit Committee has also received and reviewed written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with Deloitte & Touche LLP their independence from Volcom.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that Volcom’s audited financial statements be included in Volcom’s Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by the Audit Committee of the board of directors:

Joseph B. Tyson (Chair)

Anthony M. Palma

Carl W. Womack

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report and the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will such report be incorporated by reference into any future filings made by the Company under those statutes.

RELATED PARTY TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. Although we did not enter into any transaction that would require disclosure under Item 404 of Regulation S-K of the Exchange Act with any of our directors or executive officers or any of their immediate family members, if we were to do so, such transaction would need to be approved by our Audit Committee prior to our company entering into such transaction. A report is made to our Audit Committee annually disclosing all related parties that are employed by us and related parties that are employed by other companies that we had a material relationship with during that year, if any. No transactions that would require reporting occurred since the beginning of fiscal 2008 or are currently proposed.

Indemnification Agreements

We have entered into indemnification agreements with our executive officers and directors containing provisions that may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as executive officers or directors.

OTHER INFORMATION

2008 Annual Report to Stockholders

A copy of our 2008 Annual Report to Stockholders has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The 2008 Annual Report to Stockholders is not incorporated into this proxy statement and is not considered proxy solicitation material.

Form 10-K for Year Ended December 31, 2008

On March 16, 2009 we filed with the SEC an Annual Report on Form 10-K for the year ended December 31, 2008. The Form 10-K has been reprinted as part of our 2008 Annual Report to Stockholders. Stockholders may also obtain a copy of the Form 10-K and any of our other SEC reports, free of charge, from the SEC’s website at www.sec.gov or from our website at www.volcom.com, or by writing to Investor Relations, Volcom, Inc., 1740 Monrovia Avenue, Costa Mesa, California 92627. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material. Information contained on our website, other than this proxy statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

By Order of the Board of Directors,

Douglas P. Collier Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Costa Mesa, California

March 24, 2009

APPENDIX A

VOLCOM, INC.

AMENDED AND RESTATED 2005 INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

The purpose of the Volcom, Inc. 2005 Amended and Restated Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Volcom, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan amends and restates Section 11.1 of the 2005 Incentive Award Plan (the “Original Plan”).

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, or a Performance Bonus Award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through an electronic medium.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Committee” means the committee of the Board described in Article 12.

2.6 “Consultant” means any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

2.7 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.8 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

2.9 “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.10 “Effective Date” shall have the meaning set forth in Section 13.1.

2.11 “Eligible Individual” means any person who is a member of the Board, an Employee or a Consultant, as determined by the Committee.

2.12 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on such date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, if the Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing selling price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing selling price for the Stock on the date in question, the closing selling price for a share of Stock on the last preceding date for which such quotation exists.

2.15 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.16 “Independent Director” means a member of the Board who is not an Employee of the Company.

2.17 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.18 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.19 “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

2.20 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.21 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.22 “Performance Bonus Award” has the meaning set forth in Section 8.8.

2.23 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.24 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.25 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.26 “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.27 “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.28 “Plan” means this Volcom, Inc. 2005 Incentive Award Plan, as it may be amended from time to time.

2.29 “Public Trading Date” means the first date upon which Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.30 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.31 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.32 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.33 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.34 “Stock” means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.35 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.36 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the Participant’s compensation, granted pursuant to Article 8.

2.37 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the maximum aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 2,300,000 shares. The maximum aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2006, by an amount equal to two percent (2%) of the total number of shares of Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 750,000 shares.

(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a rolling three-year period (measured from the date of any grant) shall be 500,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

ARTICLE 5

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained Section 13.2 and this Section 5.2.

(a) Eligibility. Incentive Stock Options may be granted only to employees of the Company or any “subsidiary corporation” thereof (within the meaning of Section 424(f) of the Code and the applicable regulations promulgated thereunder).

(b) Exercise Price. The exercise price per share of Stock shall be set by the Committee; provided that subject to Section 5.2(d) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(e) Notice of Disposition. In the event that a Participant acquires shares of Stock by exercise of an Incentive Stock Option, such Participant shall give the Company prompt notice of any disposition of such shares of Stock within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(f) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

5.4 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of options by a Participant may be permitted through the use of such an automated system.

5.5 Granting of Options to Independent Directors. The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:

(a) Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to Section 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and

(c) Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

Options granted to Independent Directors shall be Non-Qualified Stock Options.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

7.2 Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously granted Option to which it is coupled.

(c) A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company the unexercised portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

7.3 Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine.

An ISAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each ISAR shall be set by the Committee; provided, however, that the exercise price for any ISAR shall not be less than 100% of the Fair Market Value on the date of grant; and provided, further, that the Committee in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a merger, consolidation or other similar transaction involving the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(b) An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

7.4 Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Sections 7.2(c) and 7.3(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

(b) To the extent payment for a Stock Appreciation Right is to be made in cash, the Award Agreement shall, to the extent necessary to comply with the requirements to Section 409A of the Code, specify the date of payment which may be different than the date of exercise of the Stock Appreciation Right. If the date of payment for a Stock Appreciation Right is later than the date of exercise, the Award Agreement may specify that the Participant be entitled to earnings on such amount until paid.

(c) To the extent any payment under Section 7.2(c) or 7.3(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and, subject to compliance with the requirements of Section 409A of the Code, may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.7 Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.8 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Awards in the form of a cash bonus (a “Performance Bonus Award”) payable with respect to any period of employment and based upon any performance criteria and subject to any terms and conditions that the Committee may determine, in its sole discretion. The payment of bonuses pursuant to this Section 8.8 shall be made on any date or dates determined by the Committee and subject to any terms and conditions determined by the Committee, in its sole discretion.

8.9 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

8.10 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.11 Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a merger, consolidation or other similar transaction involving the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.12 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.13 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards must be granted at the same time as the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the

Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the number of outstanding shares of Stock or the share price of the Stock, the Committee must make such proportionate adjustments, as required, to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, and in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, shall, as required, take any one or more of the following actions:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

11.2 Corporate Transactions. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, in the event of any merger, consolidation or other similar transaction involving the Company in which a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then such Awards shall become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a merger, consolidation or other similar transaction involving the Company, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such transaction, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director,” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

13.2 Expiration Date. The Plan will expire on, and no Incentive Stock Option or other Award may be granted pursuant to the Plan after, the earlier of the tenth anniversary of (i) the Effective Date or (ii) the date this Plan is approved by the Board. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

14.2 Awards Previously Granted. Except as otherwise provided in Section 15.13 below, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding anything to the contrary in Section 14.2 or any other provision of the Plan, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

15.14 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Volcom, Inc. on February 6, 2007.

* * * * *

I hereby certify that the Original Plan was approved by the stockholders of Volcom, Inc. on June 14, 2005.

Executed on this 6th day of February, 2007.

/s/ S. Hoby Darling
Assistant Corporate Secretary

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VOLCOM, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 5, 2009

10:00 a.m.

Volcom Roadhouse

1660 Placentia Avenue

Costa Mesa, California 92627

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SAMPLE

Volcom, Inc. 1740 Monrovia Avenue Costa Mesa, CA 92627	proxy

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 5, 2009 and appoints Douglas P. Collier and S. Hoby Darling, or either one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of Common Stock, $0.001 par value per share, of Volcom, Inc., owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders of Volcom, Inc. to be held on May 5, 2009 at 10:00 a.m. (Pacific Time) at the Volcom Roadhouse, 1660 Placentia Avenue, Costa Mesa, California 92627, and any adjournments or postponements thereof for any purpose.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF PROPOSALS TWO AND THREE.

PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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À    You Must Detach This Portion of the Proxy Card Before    À

Returning it in the Enclosed Envelope

À    DETACH PROXY CARD HERE    À

The Board of Directors Recommends a Vote FOR Each of the Nominees and Proposals Two and Three.

1. Election of directors:

	FOR	AGAINST	ABSTAIN
01 René R. Woolcott
02 Richard R. Woolcott
03 Douglas S. Ingram
04 Anthony M. Palma
05 Joseph B. Tyson
06 Carl W. Womack
07 Kevin G. Wulff

2. Re-approval of the Amended and Restated 2005 Incentive Award Plan:

FOR	AGAINST	ABSTAIN

3. Ratification of appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm:

FOR	AGAINST	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS TWO AND THREE.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature

Signature
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.